Exhibit 99.1

February 22, 2021

Qurate Retail, Inc. to Present at Morgan Stanley Technology, Media and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) – Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB, QRTEP) announced that Greg Maffei, Executive Chairman of Qurate Retail, will be presenting at the Morgan Stanley Technology, Media and Telecom Conference on Monday, March 1st at 4:15 p.m. E.S.T. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Qurate Retail website at http://qurateretail.com/events to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC (and its subsidiaries, including HSN), Zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as various green energy and other investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.